Exhibit 99.1

Press Release
Acutus Medical Reports Third Quarter 2022 Financial Results

Carlsbad, Calif. – November 10, 2022 – Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the third quarter of 2022.
Recent Updates:
•Reported revenue of $3.6 million in the third quarter of 2022, compared to $4.6 million in the same quarter last year
•Global mapping procedures volumes increased 17% from the same quarter last year
•Generated significant year-over-year reductions in operating expenses and cash burn for the third quarter of 2022
•Submitted US premarket approval (PMA) application for the AcQBlate Force-Sensing Ablation Catheter and System
•Announced achievement of Original Equipment Manufacturer milestone in sale of left-heart access portfolio to Medtronic, triggering a $20 million contingent consideration earnout payment from Medtronic

“Our teams continued to execute our strategy, as we achieved another quarter of strong year-over-year growth in procedure volumes while further improving our operating and financial performance,” said David Roman, President & CEO of Acutus. “We are pleased with the trends in our underlying results, including strong mapping procedure volume growth and increased revenue share capture within existing accounts, and we are taking the necessary steps to strengthen our foundation for future growth. These include the filing of the US PMA for AcQBlate and continued optimization of our expense profile, as well as furthering the transition of our left-heart access portfolio to Medtronic.”
Third Quarter 2022 Financial Results
Revenue was $3.6 million for the third quarter of 2022, compared to $4.6 million in the third quarter last year. This decrease of $1.0 million was entirely driven by a decrease of $1.1 million in capital revenue, offsetting a $0.1 million increase in Disposables and Service/Other revenue. Gross margin was negative 91% on a GAAP basis for the three months ended September 30, 2022 and negative 86% for the three months ended September 30, 2021. This decrease in gross margin was primarily attributable to lower sales and the recognition of unfavorable manufacturing variances.
Operating expenses on a GAAP basis were $17.2 million for the third quarter of 2022, compared with $23.2 million in the same quarter last year. The decrease of $6.0 million was primarily attributable to a $1.3 million benefit from the employee retention credit (ERC), lower selling, general and administrative expenses of $5.4 million from cost savings initiatives enacted earlier this year and a $2.8 million reduction in research and development expenses related to the program prioritization. These reductions were partially offset by $1.3 million in restructuring charges that were not incurred in the prior year and an increase of $2.2 million for the contingent consideration related to the acquisition of Rhythm Xience, Inc. prior to our IPO.

Net loss on a GAAP basis was $20.4 million for the third quarter of 2022 and net loss per share was $0.72 on a weighted average basic and diluted outstanding share count of 28.4 million, compared to a net loss of $28.5 million and a net loss per share of $0.94 on a weighted average basic and diluted outstanding share count of 30.5 million in the same period of the prior year.

Excluding amortization of acquired intangibles, non-cash stock-based compensation expense, goodwill impairment, gain on sale of business, debt refinancing charges, restructuring charges, the employee retention credit benefit and changes in the fair value of contingent consideration, the Company’s non-GAAP net loss for the third quarter of 2022 was $20.0 million, or $0.70 per share, compared to a net loss of $26.7 million, or $0.87 per share in the same period of the prior year.

Total cash, cash equivalents, marketable securities and restricted cash was $70.5 million as of September 30, 2022.

Outlook
The Company continues to experience year-over-year headwinds related to foreign exchange and capital equipment sales. In late September, the Company started to experience disruptions in the supply chain for certain raw materials that negatively impacted revenue in the third quarter of 2022 and is expected to have a further negative impact in the fourth quarter of 2022.

Press Release
The Company now expects revenue to be in a range from $15.5-$16.0 million, which includes incremental headwinds related to both foreign exchange and supply chain pressures.
Non-GAAP Financial Measures
This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important indicators of its operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as Acutus calculates them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net income (loss) before income taxes, adjusted for stock-based compensation, amortization of acquisition-related intangibles, acquisition related costs, discontinued operations, asset/goodwill impairments, changes in the fair value of contingent consideration, restructuring charges, stock repurchases and other adjustments for non-operating items, such as gain on sale of business, debt financing charges, and employee retention credit benefits. To the extent such non-GAAP financial measures are used in the future, the Company expects to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.
Webcast and Conference Call Information
Acutus will host a conference call to discuss the third quarter 2022 financial results after market close on Thursday, November 10, 2022 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the live call via telephone, please register in advance using the link: https://register.vevent.com/register/BI3e071f2eac494dbcbf755038c36c29e9. Upon registering, each participant will receive an email confirmation with dial-in numbers and a unique personal PIN that can be used to join the call. The live webinar of the call may be accessed by visiting the Events section of the Acutus investor relations website at ir.acutusmedical.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company’s website.
About Acutus Medical, Inc.
Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is headquartered in Carlsbad, California.
Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of its products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase the Company’s systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States and globally, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and Acutus’ response to it, and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Press Release

Investor Contact:	Media Contact:
Caroline Corner	Levitate
Westwicke ICR	M: 260-408-5383
D: 415-202-5678	acutus@levitatenow.com
caroline.corner@westwicke.com

Press Release
Acutus Medical, Inc.
Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,003	$24,071
Marketable securities, short-term	38,299	76,702
Restricted cash, short-term	150	150
Accounts receivable	3,213	3,633
Inventory	14,596	16,408
Prepaid expenses and other current assets	9,633	5,326
Total current assets	93,894	126,290

Marketable securities, long-term	—	7,120
Restricted cash, long-term	4,000	—
Property and equipment, net	10,087	13,670
Right-of-use assets, net	4,027	4,521
Intangible assets, net	1,633	5,013
Goodwill	—	12,026
Other assets	986	1,152
Total assets	$114,627	$169,792

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,638	$7,519
Accrued liabilities	8,917	9,096
Contingent consideration, short-term	1,900	1,500
Operating lease liabilities, short-term	392	395
Warrant liability	2,475	—
Total current liabilities	18,322	18,510

Operating lease liabilities, long-term	4,204	4,591
Long-term debt	34,310	40,415
Contingent consideration, long-term	—	500
Other long-term liabilities	10	50
Total liabilities	56,846	64,066

Stockholders' equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	28	28
Additional paid-in capital	592,296	584,613
Accumulated deficit	(533,422)	(478,698)
Accumulated other comprehensive loss	(1,121)	(217)
Total stockholders' equity	57,781	105,726
Total liabilities and stockholders' equity	$114,627	$169,792

Press Release
Acutus Medical, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
	(unaudited)		(unaudited)
Revenue	$3,644	$4,601	$11,401	$12,901

Costs and operating (income) expenses:
Cost of products sold	6,951	8,539	23,589	22,986
Research and development	5,946	9,299	21,884	27,843
Selling, general and administrative	9,679	15,805	38,207	47,658
Goodwill impairment	—	—	12,026	—
Restructuring	1,331	—	2,280	—
Change in fair value of contingent consideration	198	(1,953)	1,153	(3,364)
Gain on sale of business	—	—	(43,575)	—
Total costs and operating expenses	24,105	31,690	55,564	95,123
Loss from operations	(20,461)	(27,089)	(44,163)	(82,222)

Other income (expense):
Loss on debt extinguishment	—	—	(7,947)	—
Change in fair value of warrant liability	904	—	904	—
Interest income	241	19	292	88
Interest expense	(1,109)	(1,441)	(3,810)	(4,285)
Total other income (expense), net	36	(1,422)	(10,561)	(4,197)
Loss before income taxes	(20,425)	(28,511)	(54,724)	(86,419)
Income tax benefit	—	—	—	—
Net loss	$(20,425)	$(28,511)	$(54,724)	$(86,419)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	39	(13)	—	(3)
Foreign currency translation adjustment	(351)	(183)	(904)	(317)
Comprehensive loss	$(20,737)	$(28,707)	$(55,628)	$(86,739)

Net loss per common share, basic and diluted	$(0.72)	$(0.94)	$(1.93)	$(2.99)
Weighted average shares outstanding, basic and diluted	28,359,516	30,460,466	28,273,207	28,890,382

Press Release
Acutus Medical, Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2022	2021
	(unaudited)
Cash flows from operating activities
Net loss	$(54,724)	$(86,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	4,653	4,227
AcQMap Systems converted to sales	266	—
Sales-type lease gain	(87)	—
Amortization of intangible assets	370	480
Stock-based compensation expense	7,497	10,263
Amortization of premiums and accretion of discounts on marketable securities, net	237	1,011
Amortization of debt issuance costs	741	1,032
Amortization of right-of-use assets	480	496
Goodwill impairment	12,026	—
Loss on debt extinguishment	7,947	—
Gain on sale of business	(43,575)	—
Direct costs paid related to sale of business	(2,917)	—
Change in fair value of warrant liability	(904)	—
Change in fair value of contingent consideration	1,153	(3,364)
Changes in operating assets and liabilities:
Accounts receivable	420	(2,030)
Inventory	1,812	(2,004)
Prepaid expenses and other current assets	(4,296)	(59)
Other assets	386	(369)
Accounts payable	(2,929)	(1,813)
Accrued liabilities	(179)	1,862
Operating lease liabilities	(390)	(432)
Other long-term liabilities	(40)	18
Net cash used in operating activities	(72,053)	(77,101)

Cash flows from investing activities
Proceeds from sale of business	50,000	—
Purchases of available-for-sale marketable securities	(33,235)	(70,020)
Sales of available-for-sale marketable securities	18,599	8,590
Maturities of available-for-sale marketable securities	59,642	98,507
Purchases of property and equipment	(2,473)	(6,587)
Net cash provided by investing activities	92,533	30,490

Cash flows from financing activities
Repayment of debt	(44,550)	—
Penalty fees paid for early prepayment of debt	(1,063)	—
Borrowing under new debt	34,825	—
Payment of debt issuance costs	(626)	—
Payment of deferred offering costs	—	(572)
Payment of contingent consideration	(873)	(3,152)
Repurchase of common shares to pay employee withholding taxes	(62)	—
Proceeds from stock options exercises	66	703
Proceeds from issuance of common stock, net of issuance costs	—	82,664
Proceeds from employee stock purchase plan	182	440
Net cash (used in) provided by financing activities	(12,101)	80,083
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(447)	(214)
Net change in cash, cash equivalents and restricted cash	7,932	33,258
Cash, cash equivalents and restricted cash, at the beginning of the period	24,221	25,384
Cash, cash equivalents and restricted cash, at the end of the period	$32,153	$58,642

Press Release
Acutus Medical, Inc.
Reconciliation of GAAP Results to Non-GAAP Results
(Unaudited)

Three Months Ended September 30, 2022	Cost of products sold		Research and development	Selling, general and administrative	Income (loss) from operations	Other expenses, net	Net income (loss)	Basic and diluted EPS
Reported	$6,951		$5,946	$9,679	$(20,461)	$36	$(20,425)	$(0.72)
Amortization of acquired intangibles	(50)		—	—	50	—	50	—
Stock-based compensation	(93)		(349)	(1,442)	1,884	—	1,884	0.07
Employee retention credit	813	—	414	919	(2,146)	—	(2,146)	(0.08)
Restructuring	—		—	—	1,331	—	1,331	0.05
Change in fair value of contingent consideration	—		—	—	198	—	198	0.01
Change in fair value of warrant liability	—		—	—	—	(904)	—	(0.03)
Adjusted	$7,621		$6,011	$9,156	$(19,144)	$(868)	$(20,012)	$(0.70)

Three Months Ended September 30, 2021	Cost of products sold	Research and development	Selling, general and administrative	Loss from operations	Other expenses, net	Net loss	Basic and diluted EPS
Reported	$8,539	$9,299	$15,805	$(27,089)	$(1,422)	$(28,511)	$(0.94)
Amortization of acquired intangibles	(155)	—	(5)	160	—	160	0.01
Stock-based compensation	(243)	(567)	(2,767)	3,577	—	3,577	0.12
Change in fair value of contingent consideration	—	—	—	(1,953)	—	(1,953)	(0.06)
Adjusted	$8,141	$8,732	$13,033	$(25,305)	$(1,422)	$(26,727)	$(0.87)

Press Release
Acutus Medical, Inc.
Key Business Metrics
Installed Base & Procedure Volumes

Our total installed base as of September 30, 2022 and 2021 are set forth in the table below:

	September 30,
	2022	2021
Key Business Metrics	(unaudited)
Installed base (1)	74	71

(1) Installed base includes AcQMap Systems.

Our total procedure volumes for the three and nine months ended September 30, 2022 and 2021 is set forth in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Key Business Metrics	(unaudited)		(unaudited)
Procedure volumes	441	377	1,389	1,145

Revenue
The following table sets forth the Company’s revenue for disposables, systems and service/other for the three and nine months ended September 30, 2022 and 2021 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
Disposables	$2,857	$2,837	$9,402	$8,690
Systems	476	1,529	823	3,296
Service/Other	311	235	1,176	915
Total revenue	$3,644	$4,601	$11,401	$12,901
The following table provides revenue by geographic location for the three and nine months ended September 30, 2022 and 2021 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)		(unaudited)
United States	$1,925	$2,189	$5,985	$6,256
Outside the United States	1,719	2,412	5,416	6,645
Total revenue	$3,644	$4,601	$11,401	$12,901